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                                                                   Exhibit 99.11

                        CONSENT OF INDEPENDENT AUDITORS



The Trustees
Keystone Diversified Bond Fund (B-2)
(formerly Keystone Custodian Fund, Series B-2)


        We consent to the use of our report dated September 29, 1995 included herein and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "ADDITIONAL INFORMATION" in the statement of additional information.


                                                       /S/ KPMG Peat Marwick LLP

                                                           KPMG Peat Marwick LLP



Boston, Massachusetts
December 20, 1995